Exhibit 99.2

NOTICE OF GUARANTEED DELIVERY

for

AMERICAN MEDICAL SYSTEMS HOLDINGS, INC.

OFFER TO EXCHANGE

4.00% CONVERTIBLE SENIOR SUBORDINATED NOTES DUE 2041

FOR UP TO $250,000,000 OF OUR

3.25% CONVERTIBLE SENIOR SUBORDINATED NOTES DUE 2036

(CUSIP NO. 02744M AA 6)

This form or one substantially equivalent hereto must be used to participate in the Exchange Offer made by American Medical Systems Holdings, Inc., a Delaware corporation, pursuant to the prospectus dated September 2, 2009, as it may be amended from time to time (the “Prospectus”) and the related letter of transmittal, as it may be amended from time to time (the “Letter of Transmittal”), if the procedure for book-entry transfer cannot be completed on a timely basis or time will not permit all required documents to reach U.S. Bank National Association, as exchange agent (the “Exchange Agent”), on or prior to midnight, New York City time, on the Expiration Date of the Exchange Offer. Such form may be delivered or transmitted by facsimile transmission, mail or hand delivery to the Exchange Agent as set forth below. In addition, in order to utilize the guaranteed delivery procedure to tender any 3.25% Convertible Senior Subordinated Notes due 2036 (the “2036 Notes”) pursuant to the Exchange Offer, a completed, signed and dated Letter of Transmittal (or facsimile thereof) or a properly transmitted Agent’s Message and, in each case, confirmation of book-entry transfer and all other documents required by the Letter of Transmittal or the Agent’s Message, in each case, must be received by the Exchange Agent no later than three NASDAQ Global Select Market trading days after the Expiration Date. Holders of 2036 Notes who have previously validly tendered 2036 Notes for exchange or who validly tender 2036 Notes for exchange in accordance with this form may withdraw any 2036 Notes so tendered at any time prior to the Expiration Date. See the section of the Prospectus under the heading “The Exchange Offer” for a more complete description of the tender and withdrawal provisions. Capitalized terms not defined herein shall have the respective meanings ascribed to them in the Prospectus.

The Exchange Agent for the Exchange Offer is:

U.S. Bank National Association

By Overnight Delivery or Mail (Registered or Certified Mail Recommended):	By Facsimile Transmission:

U. S. Bank National Association 60 Livingston Ave.	(651) 495-8097
St. Paul, Minnesota 55107 Attention: Specialized Finance	Confirm by Telephone: (800) 934-6802

By Hand: U. S. Bank National Association 60 Livingston Avenue 1st Floor—Bond Drop Window St. Paul, MN 55107

DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF THIS INSTRUMENT VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution (as defined in the Letter of Transmittal) under the instructions to the Letter of Transmittal, such signature guarantee must appear in the applicable space provided on the signature in the Letter of Transmittal.

BY EXECUTING THIS NOTICE OF GUARANTEED DELIVERY, YOU ARE GUARANTEEING THAT (I) THE 2036 NOTES LISTED ON THIS NOTICE, (II) A LETTER OF TRANSMITTAL PROPERLY COMPLETED AND DULY EXECUTED (INCLUDING ANY SIGNATURE GUARANTEES THAT MAY BE REQUIRED), OR AN AGENT’S MESSAGE AND, IN EITHER CASE, CONFIRMATION OF BOOK-ENTRY TRANSFER AND (III) ANY OTHER REQUIRED DOCUMENTS WILL IN FACT BE DELIVERED TO THE EXCHANGE AGENT ON THE THIRD NASDAQ GLOBAL SELECT MARKET TRADING DAY AFTER THIS NOTICE OR GUARANTEED DELIVERY IS DELIVERED TO THE EXCHANGE AGENT.

Ladies and Gentlemen:

Upon the terms and conditions set forth in the Prospectus and the Letter of Transmittal, receipt of each of which is hereby acknowledged, the undersigned hereby tenders to American Medical Systems Holdings, Inc., the principal amount of 2036 Notes set forth below pursuant to the guaranteed delivery procedure described in the Prospectus under “The Exchange Offer—Guaranteed delivery procedures.”

Name(s) and Addresses of Holder(s)	DTC Account Number	Principal Amount Represented	Principal Amount Tendered*
2036 Notes

*  2036 Notes may be tendered in whole or in part in multiples of $1,000. All 2036 Notes held as shown under “Principal Amount Represented” shall be deemed tendered unless a lesser number is specified in this column.

All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned (if an individual) or dissolution (if an entity) and every obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors, administrators and assigns of the undersigned.

PLEASE SIGN HERE

X	, 2009

X	, 2009

X	, 2009

Please type or print name here

Area Code and Telephone Number:

Taxpayer Identification or Social Security Numbers(s):

Must be signed by the holder(s) of the 2036 Notes as their name(s) appear(s) on a security position listing, or by person(s) authorized to become registered holder(s) by endorsement and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must set forth his or her full title below.

Please print name(s) and address(es)

Names:

GUARANTEE

(Not to be used for signature guarantees)

The undersigned, a financial institution that is a participant in the Securities Transfer Agents Medallion Program or an eligible guarantor institution (as defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (each of the foregoing, an “Eligible Institution”), hereby (i) represents and guarantees that the immediately preceding named person(s) “own(s)” the 2036 Notes tendered hereby within the meaning of Rule 14e-4 promulgated under the Securities Exchange Act of 1934, as amended (“Rule 14e-4”), (ii) represents and guarantees that such tender of 2036 Notes comply with Rule 14e-4 and (iii) guarantees that timely confirmation of the book-entry transfer of such 2036 Notes into the Exchange Agent’s account at The Depository Trust Company pursuant to the procedures set forth in the Prospectus under “The Exchange Offer—Book-entry transfer,” together with one or more properly completed and duly executed Letters of Transmittal (or facsimile thereof) or a properly transmitted Agent’s Message, and all other documents required by the Letter of Transmittal or the Agent’s Message, in each case, will be received by the Exchange Agent at the address set forth above, no later than three NASDAQ Global Select Market trading days after the Expiration Date.

Name of Firm:

Address:

Zip Code:

Telephone Number with Area Code:

X	, 2009
Signature of Authorized Signatory	Date

    DO NOT SEND ANY OTHER DOCUMENTS WITH THIS NOTICE OF GUARANTEED DELIVERY.